UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2025

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On October 20, 2025, Oramed Pharmaceuticals Inc. (the “Company”) entered into a share repurchase agreement (the “Repurchase Agreement”) with Hefei Tianhui Biotech Co., Ltd. (“HTIT Biotech”) pursuant to which HTIT Biotech agreed to sell back to the Company an aggregate of 1,155,367 shares of common stock, par value $0.012 per share of the Company (the “Shares”) to the Company at a purchase price of $2.23 per Share for an aggregate price of $2,576,468.41 (the “Repurchase”). The closing of the Repurchase occurred on October 20, 2025, and the Shares have been cancelled and retired.

The foregoing summary of the Repurchase Agreement is not complete and is qualified in its entirety by the full text of the Repurchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

As previously reported on Current Report on Form 8-K, on January 22, 2024, the Company and its wholly-owned subsidiary, Oramed Ltd., entered into a Joint Venture Agreement (the “JV Agreement”) with HTIT Biotech and Technowl Limited, a wholly-owned indirect subsidiary of HTIT Biotech (“HTIT Sub,” and together with HTIT Biotech, collectively “HTIT”), pursuant to which, subject to the terms and conditions set forth in the JV Agreement, the parties agreed to establish a joint venture based on Company’s oral drug delivery technology.

Pursuant to the JV Agreement, as amended by that certain Ancillary Agreement Completion Protocol and Supplemental Agreement (the “Supplemental Agreement”), dated as of February 2025, the initial closing deadline of the transactions contemplated by the JV Agreement was set to be April 30, 2025, which was subsequently extended. However, HTIT was unable to satisfy the closing conditions under the JV Agreement and the Supplemental Agreement, and on October 23, 2025, the Company provided notice to HTIT to terminate the JV Agreement and the Supplemental Agreement, effective as of the date of the notice.

Item 2.02 Results of Operations and Financial Condition

On October 23, 2025, the Company issued a letter to its shareholders (the “Shareholder Letter”), which contains certain unaudited, preliminary and estimated financial information of the Company as of September 30, 2025 (the “Financial Information”).

Cautionary Statement Regarding the Financial Information

The Company cautions investors and potential investors not to place undue reliance upon the Financial Information contained in the Shareholder Letter, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the Company’s securities. The Financial Information was not audited by independent accountants and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Financial Information disclosed in the Shareholder Letter is complete. The Company has not yet completed its quarter-end financial close processes for the fiscal quarter ended September 30, 2025, and as such, the Financial Information is based on financial information currently available to the Company, including certain assumptions and estimates by management, and should be considered preliminary. As such, the Company’s actual results for the quarter ended September 30, 2025, may materially vary from the Financial Information. The Financial Information should not be viewed as indicative of future results.

The information in Item 2.02 of this Current Report on Form 8-K (including the Financial Information contained in Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

A copy of the Shareholder Letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference, except for the Financial Information contained therein, as discussed under Item 2.02 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated October 20, 2025, by and between the Company and Hefei Tianhui Biotech Co., Ltd.
99.1	Shareholder Letter, dated October 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

October 23, 2025

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